Exhibit 99.1

FOSSIL GROUP, INC. REPORTS FIRST QUARTER 2018 RESULTS

First Quarter Net Sales of $569 million; Diluted EPS (Loss) of $(0.99)

Provides Second Quarter Guidance and Updates Fiscal 2018 Guidance

Richardson, TX. May 8, 2018 — Fossil Group, Inc. (NASDAQ: FOSL) (the “Company” or “Fossil Group”) today reported its financial results for the first quarter ended March 31, 2018.

The Company reported net income (loss) for the first quarter of fiscal 2018 of $(48.3) million compared to $(48.2) million for the first quarter of fiscal 2017.  Diluted earnings (loss) per share were $(0.99), as compared to $(1.00) for the first quarter of fiscal 2017. Currencies, including both the translation impact on operating earnings and the impact of foreign currency hedging contracts, favorably affected the year-over-year earnings (loss) per share comparison by $0.02

Kosta Kartsotis, Chairman and CEO, commented: “We had an encouraging start to the year, delivering first quarter sales results that were stronger than our expectations. This performance reflects the disciplined execution of our strategy which capitalizes on our strong design, innovation, distribution and operating capabilities. These core capabilities, when combined with powerful global brand portfolio, drove our connected watch sales and helped improve traditional watch performance, while increasing efficiencies across our enterprise. During the first quarter, connected watch sales nearly doubled, FOSSIL brand watch sales grew 4% globally and comparable retail sales increased 5%. Following quarter end, we were pleased to announce Puma as our new licensed watch brand. We are excited to add this strong global brand to our portfolio, with plans to begin distribution of Puma watches in 2019. We believe we have the right strategies, brands and balance sheet strength to continue to transform our Company and ultimately return to long term profitable growth.”

Operating Results
Compared to the first quarter of fiscal 2017, the impact of a weaker U.S. dollar increased the Company’s fiscal 2018 reported net sales by $30.1 million and operating income by $9.0 million. The discussion of the Company’s net sales is presented on a GAAP basis and in constant dollars and reflects regional performance based on sales in all channels within the geographic location.

The following table provides a summary of net sales performance, on both a reported and constant currency basis, for the first quarter of fiscal 2018 compared to the fiscal 2017 first quarter (in millions, except percentage data).

	First Quarter
	2018	2017	Growth (Decline)
	Amounts as Reported	Amounts as Reported	Dollars as Reported (1)	Constant Currency Dollars (2)	Percentage as Reported (1)	Percentage Constant Currency (2)

Americas	$249	$277	$(28)	$(30)	(10)%	(11)%
Europe	202	196	6	(16)	3	(8)
Asia	118	109	9	3	9	3
Total net sales	$569	$582	$(13)	$(43)	(2)%	(7)%

Watches	$448	$450	$(2)	$(25)	—%	(6)%
Leathers	69	73	(4)	(7)	(5)	(9)
Jewelry	42	48	(6)	(9)	(13)	(20)
Other	10	11	(1)	(2)	(8)	(15)
Total net sales	$569	$582	$(13)	$(43)	(2)%	(7)%

(1)   Reported GAAP amounts include impacts from currency.
(2)   Eliminates the effect of the weaker U.S. dollar in fiscal 2018 to give investors a better understanding of the underlying trends within the business. See constant currency financial information at the end of this release for more information.

First quarter fiscal 2018 worldwide net sales decreased $12.6 million or 2% and $42.7 million in constant currency (a 7% decline) compared to the first quarter of fiscal 2017. Watches declined in the Americas and Europe and increased in Asia, with growth in connected watches and declines in traditional watches in all geographies on a constant currency basis. Geographically, sales declines in the U.S. drove the decrease in the Americas. In Europe, on a constant currency basis, sales across the Eurozone and in distributor markets in Eastern Europe and the Middle East declined moderately with the largest declines in the United Kingdom and France. In Asia, sales increases in India, China and Malaysia were partially offset by declines in Japan and the distributor markets.

Global retail comps for the first quarter of fiscal 2018 increased 5% compared to the first quarter of fiscal 2017, with positive comps in the watch and leather categories partially offset by negative comps in jewelry. Positive comps in the Americas and Asia were partially offset by a decline in Europe.

During the first quarter of fiscal 2018, gross margin increased 70 basis points to 50.5%. Gross margin was favorably impacted by approximately 150 basis points due to currency movements, mainly due to a stronger Euro and British pound, as well as benefits generated by the Company's New World Fossil ("NWF") margin improvement initiatives. These increases were partially offset by unfavorable factory absorption on lower sales volumes, an increased sales mix of connected products, which carry lower overall margins and higher volumes of off-price sales as the Company remains focused on right-sizing its inventory position.

During the first quarter of fiscal 2018, the Company’s operating expenses were $316.0 million, including $21.3 million of restructuring costs, primarily related to employee costs and store closings, as compared to $26.3 million of restructuring costs in the prior fiscal year first quarter. Expenses were lower compared to the first quarter of fiscal 2017 primarily as a result of corporate and regional infrastructure reductions driven by our New World Fossil initiatives, as well as lower store expenses given the significant number of stores closures since the first quarter of last year, partially offset by the currency effects of a weaker dollar.

Operating income (loss) for the first quarter of fiscal 2018 improved by $17 million to $(28.3) million, driven by reduced operating expenses, partially offset by lower sales and gross margin.

During the first quarter of fiscal 2018, interest expense increased $2.3 million to $10.7 million. Other income (expense) decreased $7.5 million to $(1.9) million, primarily due to net foreign currency contract losses compared to net gains in the prior fiscal year first quarter.

Income tax expenses were $6.6 million in the first quarter of fiscal 2018 and included impacts from the Tax Cuts and Jobs Act (the "Tax Act") that was signed into law in December 2017, as well as charges related to valuation allowances established on the Company’s deferred tax assets. As a result, the Company’s effective income tax rate in the first quarter of fiscal 2018 was (16.3)%, compared to 2.5% for the first quarter of fiscal 2017.

Accounting for the income tax effects of the Tax Act requires significant judgments and estimates in the interpretation and calculations of the provisions of the Tax Act. Due to the timing of the enactment and the complexity involved in interpreting and applying the provisions of the Tax Act, the Company has made reasonable estimates of the effects and recorded provisional amounts in its financial statements for fiscal 2018. As the Company collects and prepares necessary data, and interprets any additional guidance issued by the U.S. Treasury Department, the IRS or other standard-setting bodies, the Company may make adjustments to the provisional amounts. Those adjustments may materially impact the provision for income taxes and the effective tax rate in the period in which the adjustments are made. The accounting for the tax effects of the enactment of the Tax Act will be completed in 2018.

Guidance
Over the next several years, Fossil Group will continue to transform the Company’s business model to address changes in consumer behaviors and their purchases of traditional watches and connected devices, as well as jewelry and leathers. During the Company’s ongoing transformation project, it believes certain operating metrics are the most appropriate performance measures. These metrics include net sales, gross margin, operating expenses, operating margin, other income (expense), interest expense, income (loss) before income taxes and Adjusted EBITDA.

The Company is providing guidance on a GAAP basis. For comparison purposes, the Company has also provided additional information which quantifies the estimated impact on its operating expenses and operating income for non-operational items impacting operating results for fiscal 2018 and the second quarter of fiscal 2018.

GAAP Guidance
For fiscal 2018, the Company expects the following:
•    Net sales in the range of (12)% to (5)%
•    Gross margin in the range of 51% to 53%
•    Operating expenses as a percent of net sales, including restructuring charges, ranging from 48.5% to 50.5%

•	Operating margin in the range of 0.5% to 4.5%

•	Other income (expense) of approximately $(10) million based on prevailing currency rates

•	Interest expense of approximately $50 million

•	Income (loss) before income taxes in the range of $(40) million to $50 million

For the second quarter of fiscal 2018, the Company expects the following:
•    Net sales in the range of (11)% to (4)%
•    Gross margin in the range of 51.5% to 53.5%
•    Operating expenses as a percent of net sales, including restructuring charges, ranging from 55.5% to 58.0%

•	Operating margin in the range of (6.5)% to (2.0)%

•	Other income (expense) of approximately $(3) million based on prevailing currency rates

•	Interest expense of approximately $13 million

•	Income (loss) before income taxes in the range of $(50) million to $(30) million

Adjusted EBITDA is non-GAAP financial measure and should not be considered a substitute for, or superior to, guidance or financial measures prepared in accordance with GAAP. The Company defines Adjusted EBITDA as the sum of income (loss) before income taxes, interest expense, amortization and depreciation and other non-cash charges (such as impairment), stock-based compensation expenses, and restructuring charges minus interest income. The Company believes Adjusted EBITDA provides useful information to investors about the Company's operating performance on a constant currency basis for the periods presented without the impact of certain items. The Company uses Adjusted EBITDA to evaluate its operating performance period-over-period. The Company expects the following during fiscal 2018:

Non-operational and Non-GAAP Items
For fiscal 2018:
•    Restructuring charges of approximately $55 million

•	Adjusted EBITDA of $175 million to $225 million

For the second quarter of fiscal 2018:
•    Restructuring charges of approximately $18 million

•	Adjusted EBITDA of $0 million to $30 million

Below is a reconciliation of forward-looking income (loss) before income taxes to Adjusted EBITDA for first quarter 2018 actual and fiscal year 2018 guidance based on the mid-point of the Company's guidance range:

Fiscal 2018

	Full Year
($ in millions):	2018 Guidance	2017 Actual
Income (Loss) Before Income Taxes	$—	$(454)
Plus:
Interest Expense	50	43
Amortization and Depreciation	70	81
Impairment Expense	—	411
Other Non-cash Charges	7	46
Stock-based Compensation	26	31
Restructuring Expense	55	48
Less:
Interest Income	3	5
Adjusted EBITDA	$205	$201

Second Quarter Fiscal 2018

	Second Quarter
($ in millions):	2018 Guidance	2017 Actual
Income (Loss) Before Income Taxes	$(40)	$(439)
Plus:
Interest Expense	13	12
Amortization and Depreciation	18	21
Impairment Expense	—	409
Other Non-cash Charges	—	7
Stock-based Compensation	7	8
Restructuring Expense	18	10
Less:
Interest Income	1	1
Adjusted EBITDA	$15	$27

First Quarter Fiscal 2018

	First Quarter Actual
($ in millions):	2018	2017
Income (Loss) Before Income Taxes	$(41)	$(48)
Plus:
Interest Expense	11	8
Amortization and Depreciation	16	21
Impairment Expense	—	1
Other Non-cash Charges	7	3
Stock-based Compensation	4	6
Restructuring Expense	21	26
Less:
Interest Income	—	1
Adjusted EBITDA	$18	$16

Note that due to relatively low levels of income (loss) before income taxes in the near term, as well as the combined impact of the modified territorial tax program under the Tax Act and deferred tax asset valuation reserve accounting, the Company’s effective tax rate is expected to have unusual variations and occasionally an inverse relationship to income (loss) before income taxes.

Safe Harbor
Certain statements contained herein that are not historical facts, including multi-year profit improvement estimates, the success of our connected accessories, future financial guidance as well as estimated impacts from the Tax Act, foreign currency translation, amortization expense, foreign tax credits, non-cash impairments and restructuring charges, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties.  The actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements.  Among the factors that could cause actual results to differ materially are: changes in economic trends and financial performance, changes in consumer demands, tastes and fashion trends, lower levels of consumer spending resulting from a general economic downturn, shifts in market demand resulting in inventory risks, changes in foreign currency exchange rates, risks related to the success of the multi-year profit improvement initiative, risks related to our connected accessories and the outcome of current and possible future litigation, as well as the risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2017 filed with the Securities and Exchange Commission (the “SEC”). These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Readers of this release should consider these factors in evaluating, and are cautioned not to place undue reliance on, the forward-looking statements contained herein. The Company assumes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

About Fossil Group, Inc.
Fossil Group, Inc. is a global design, marketing, distribution and innovation company specializing in lifestyle accessories. Under a diverse portfolio of owned and licensed brands, our offerings include fashion watches, jewelry, handbags, small leather goods and wearables. We are committed to delivering the best in design and innovation across our owned brands, Fossil, Michele, Misfit, Relic, Skagen and Zodiac, and licensed brands, Armani Exchange, Chaps, Diesel, DKNY, Emporio Armani, kate spade new york, Marc Jacobs, Michael Kors, Puma and Tory Burch. We bring each brand story to life through an extensive wholesale distribution network across approximately 150 countries and over 500 retail locations. Certain press release and SEC filing information concerning the Company is also available at www.fossilgroup.com.

Investor Relations:	Allison Malkin
ICR, Inc.
(203) 682-8225

Consolidated Income Statement Data	For the 13 Weeks Ended	For the 13 Weeks Ended
($ in millions, except per share data):	March 31, 2018	April 1, 2017
Net sales	$569.2	$581.8
Cost of sales	281.5	292.3
Gross profit	287.7	289.5
Gross margin	50.5%	49.8%
Operating expenses:
Selling, general and administrative expenses	294.7	308.5
Restructuring charges	21.3	26.3
Total operating expenses	$316.0	$334.8
Total operating expenses (% of net sales)	55.5%	57.5%
Operating income (loss)	(28.3)	(45.3)
Operating margin	(5.0)%	(7.8)%
Interest expense	10.7	8.4
Other income (expense) - net	(1.9)	5.6
Income (loss) before income taxes	(40.9)	(48.0)
Provision for income taxes	6.6	(1.2)
Less: Net income attributable to noncontrolling interest	0.8	1.4
Net income attributable to Fossil Group, Inc.	$(48.3)	$(48.2)
Earnings per Share:
Basic	$(0.99)	$(1.00)
Diluted	$(0.99)	$(1.00)
Weighted average common shares outstanding:
Basic	48.7	48.3
Diluted	48.7	48.3

Consolidated Balance Sheet Data ($ in millions):	March 31, 2018	April 1, 2017
Assets:
Cash and cash equivalents	$229.9	$320.7
Accounts receivable - net	234.2	245.3
Inventories	530.7	571.5
Other current assets	161.6	142.8
Total current assets	$1,156.4	$1,280.3
Property, plant and equipment - net	$208.5	$260.4
Goodwill	0.0	356.4
Intangible and other assets - net	150.8	204.6
Total long-term assets	$359.3	$821.4
Total assets	$1,515.7	$2,101.7

Liabilities and stockholders’ equity:
Accounts payable, accrued expenses and other current liabilities	$396.8	$360.3
Short-term debt	127.1	26.4
Total current liabilities	$523.9	$386.7
Long-term debt	$335.5	$589.7
Other long-term liabilities	129.7	143.0
Total long-term liabilities	$465.2	$732.7
Stockholders’ equity	$526.6	$982.3
Total liabilities and stockholders’ equity	$1,515.7	$2,101.7

	For the 13 Weeks Ended
Business Segment Net Sales ($ in millions):	March 31, 2018	April 1, 2017
Segment:
Americas	$249.1	$277.5
Europe	202.1	195.7
Asia	118.0	108.6
Total net sales	$569.2	$581.8

Product Category Information

	For the 13 Weeks Ended
Product Sales ($ in millions):	March 31, 2018	April 1, 2017
Watches	$447.6	$449.8
Leathers	69.3	72.7
Jewelry	41.8	47.9
Other	10.5	11.4
Total net sales	$569.2	$581.8

Store Count Information

	March 31, 2018				April 1, 2017
	Americas	Europe	Asia	Total	Americas	Europe	Asia	Total
Full price accessory	92	103	55	250	117	116	63	296
Outlets	132	74	44	250	138	73	45	256
Full priced multi-brand	0	6	6	12	0	8	11	19
Total stores	224	183	105	512	255	197	119	571

Constant Currency Financial Information
The following table presents the Company’s business segment and product net sales on a constant currency basis which are non-GAAP financial measures. To calculate net sales on a constant currency basis, net sales for the current fiscal year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average rates during the comparable period of the prior fiscal year. The Company presents constant currency information to provide investors with a basis to evaluate how its underlying business performed excluding the effects of foreign currency exchange rate fluctuations. The constant currency financial information presented herein should not be considered a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

	Net Sales
	For the 13 Weeks Ended
	March 31, 2018
($ in millions)	As Reported	Impact of Foreign Currency Exchange Rates	Constant Currency
Segment:
Americas	$249.1	$(1.9)	$247.2
Europe	202.1	(22.3)	179.8
Asia	118.0	(5.9)	112.1
Total net sales	$569.2	$(30.1)	$539.1

Product Categories:
Watches	$447.6	$(22.6)	$425.0
Leathers	69.3	(3.3)	66.0
Jewelry	41.8	(3.4)	38.4
Other	10.5	(0.8)	9.7
Total net sales	$569.2	$(30.1)	$539.1

END OF RELEASE